                                                            EXHIBIT 10(z)

                               UNIFYING AGREEMENT

         THIS UNIFYING AGREEMENT made this 14th day of February, 1995 and effective January 1, 1995, by and among United States Trust Company ("USTC"), a banking and trust company having its principal place of business in Boston, Massachusetts, UST Corp. ("UST"), a Massachusetts corporation also having its principal place of business in Boston, Massachusetts and the parent of USTC, Domenic Colasacco of Needham, Massachusetts ("Colasacco"), Robert Lincoln of Lincoln, Massachusetts ("Lincoln"), Stephen K. Moody of Cambridge, Massachusetts ("Moody"), Lucia Santini of Mansfield, Massachusetts ("Santini") and Robert B. Zevin of West Newbury, Massachusetts ("Zevin").

         Whereas, the Asset Management Division ("AM") is a division of USTC which provides investment advisory and trust management services and each of the initial Principals (as defined in Section 1.1 hereof and as listed on EXHIBIT A attached hereto) is currently employed by AM and has simultaneously with the execution and delivery of this Agreement entered into an Employment Agreement as provided by Section 1.2 hereof;

         Whereas, the Principals are concerned that previous UST and USTC practices have not allowed for enough spending to generate growth in AM's business, or for fully competitive compensation for its principals;

         Whereas, UST and USTC desire to stabilize and increase the profitability of AM and to pay its employees competitive compensation;

         Whereas, UST and USTC want to provide, and the Principals desire to participate in, an incentive compensation program which reflects value created in the AM business;

         Whereas, the Principals want to make it attractive to any potential acquiror of UST, USTC or AM to protect existing relationships with AM employees and clients, avoid re-writing existing client contracts, and further AM as a separate business conducted under the name "United States Trust Company"; and

         Whereas, UST and USTC want, in a change of ownership situation, to offer an opportunity to a prospective purchaser to retain the services of the Principals and thereby receive a continuing stream of profits from AM;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I - PRINCIPALS

         Section 1.1. NAMES AND ADDRESSES. The names and mailing addresses of the persons who will initially serve as Principals in accordance with the terms of this Agreement are set forth in EXHIBIT A attached hereto and made a part hereof. Principals may be added or removed in accordance with Sections 1.6 and
1.8 hereof. The term "Principal" as used in any provision of this Agreement shall mean each initial Principal listed on EXHIBIT A attached hereto and each new Principal added in accordance with Section 1.6 hereof who, in each case, as of the date or at the time of the event or period relevant to such provision, shall be an offlcer of AM and a signatory to this Agreement and shall not have resigned or been removed as an officer of AM or a Principal hereunder.

         Section 1.2. EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, each of the initial Principals shall enter into an Employment Agreement with USTC, joined in as to certain matters by UST, in substantially the form of EXHIBIT B hereto.

         Section 1.3. THE PRINCIPALS COMMITTEE. The business of AM shall be managed by a committee of the then serving Principals (the "Principals Committee") which shall have and may exercise all the powers of AM except as otherwise reserved to the Senior Principal, USTC or UST by this Agreement.

         Section 1.4. VOTING. Each Principal shall have one vote on all matters to be voted on by the Principals Committee hereunder.

         Section 1.5. DUTIES OF THE PRINCIPALS. The Principals shall have such duties as are set forth in their respective Employment Agreements and this Agreement. Whenever called upon under this Agreement or under the Employment Agreement, the Principals Committee shall act by vote of a majority of the Principals, unless a vote of a Super-Majority (as defined in Section 1.6. hereof) is required under this Agreement.

         Section 1.6. ELECTION OF A NEW PRINCIPAL. The Principals Committee, by vote of seventy percent (70%) of the Principals (a "Super-Majority"), may elect a new Principal. At the time of such election, the Principals Committee, in accordance with Section 5.2(c), shall decide on the percentage of the Formula Payment (as defined in the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto) to allocate to such new Principal. Such person shall then become a Principal for all purposes hereunder and a party to this Agreement upon execution of a counterpart of this Agreement, countersigned by the Senior Principal, and an Employment Agreement with USTC and UST substantially in the form of EXHIBIT B attached hereto, with an appropriately amended Schedule III attached.

         Section 1.7. TERM. Each Principal shall remain a Principal until (i) he dies, resigns, is removed or becomes disqualified, (ii) his Employment Agreement is terminated with or without cause, or (iii) this Agreement is terminated with or without cause pursuant to Article VI hereof.

         Section 1.8. REMOVAL OF A PRINCIPAL. The Principals Committee, by vote of a SuperMajority of the Principals, may instruct USTC to terminate, with or without cause, a Principal's employment by USTC and of the related Employment Agreement.

         (a) If a Principal is terminated by the Principals Committee without cause pursuant to this Section 1.8, (i) the Principal shall be entitled to payment by AM of the greater of (A) the amount of compensation that such Principal would have received under Section 3.1 hereof for the remainder of the then current term of the Principal's Employment Agreement, or (B) an amount equal to such Principal's then current Annual Base Salary (as defined in Section 3.1) and (ii) the Principal's Employment Agreement with UST and USTC (including, without limitation, Sections 12, 13 and 14 thereof) shall immediately terminate and the Principal shall be free to compete with AM's business. The amounts payable to the terminated Principal under this Section 1.8(a) shall be paid at such times and in such amounts as would otherwise have been required under the terms of such Principal's Employment Agreement UNLESS the Principals Committee, by vote of a Super-Majority of the Principals (with the terminated Principal excluded from voting), decides to accelerate payment of the amounts due hereunder.

         (b) If a Principal is terminated by the Principals Committee for cause pursuant to this Section 1.8, AM's obligations to pay further compensation hereunder and under such Principal's Employment Agreement shall cease as of the date of termination, except that any amounts theretofore accrued under
Section 3.1 hereof shall be paid when due to the Principal, and the provisions of the Principal's Employment Agreement with UST and USTC shall immediately terminate (except for the provisions of Sections 12 (b), 12(c), 12(d), 13 and 14 thereof).

         (c) As used herein, "cause" shall mean (i) any material breach by a Principal of his Employment Agreement; (ii) any act by a Principal causing a material breach of AM's duties to UST and USTC under Section 10 of such Principal's Employment Agreement; (iii) the conviction of a Principal for a crime involving moral turpitude; or (iv) willful misconduct in the performance by a Principal in connection with the Principal's duties under such Principal's Employment Agreement after due notice and reasonable opportunity to correct such conduct.

         Section 1.9. DISABILITY. The Principals Committee, by vote of a Super-Majority of the Principals, may terminate a Principal's employment upon thirty (30) days' notice to such Principal if such Principal should be unable, for one or more periods aggregating four (4) months during any consecutive twelve (12) month period, because of illness, accident, or other disability (mental or physical), to discharge substantially all of his duties hereunder, and such disability shall be continuing at the time of such notice. After any such termination, AM shall continue to pay such Principal for three (3) consecutive months at his then current salary rate, UNLESS the Principals Committee, by vote of a Super-Majority of the Principals, decides to increase or otherwise change the amounts to be paid to any such disabled Principal hereunder. The foregoing amounts and any additional amounts paid to such disabled Principal hereunder shall be paid out of AM's Share of Revenues (as defined in the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto).

         Section 1.10. DEATH OF A PRINCIPAL. In the event of a Principal's death during the term of this Agreement, AM's obligations to pay further compensation hereunder and under such Principal's Employment Agreement shall cease as of the date of death, except that any amounts theretofore accrued under Sections 3.1 and 3.2 hereof shall be paid when due to the Principal's estate, UNLESS the Principals Committee, by vote of a Super-Majority of the Principals, decides to increase or otherwise change the total amounts to be paid to any such deceased Principal hereunder. The foregoing amounts and any additional amounts paid to such deceased Principal hereunder shall be paid out of AM's Share of Revenues (as defined in the form of Employment Agreement attached hereto as Exhibit B and any amendment thereto).

         Section 1.11. RESIGNATION OF A PRINCIPAL. In the event that a Principal resigns, AM's obligations to pay further compensation hereunder shall cease as of the date of such resignation, except that any amounts theretofore accrued under Section 3.1 hereof shall be paid when due to the Principal.

ARTICLE II - SENIOR PRINCIPAL

         Section 2.1. NOMINATION AND ELECTION OF THE SENIOR PRINCIPAL. On an annual basis, the Principals Committee, by vote of a majority of the Principals, shall nominate a person from among the Principals to be the Senior Principal of AM. Such person shall serve as Senior Principal of AM unless his nomination is vetoed by vote of USTC's Board of Directors taken within 60 days of notification of such nomination. Colasacco shall serve as the Senior Principal of AM for the term beginning January 1, 1995 and until his successor is duly elected and qualified. No person elected under this Section 2.1. to serve as the Senior Principal shall be precluded from serving more than one term.

         Section 2.2. REMOVAL OF THE SENIOR PRINCIPAL. During his term, the Principals Committee may remove, with or without cause, a Principal as the Senior Principal, by vote of a Super-Majority of the Principals.

         Section 2.3. POWERS OF THE SENIOR PRINCIPAL. Subject to Section 2.5 hereof and the other terms and conditions of this Agreement, the Senior Principal shall have general supervision and control over AM's business. Recognizing that AM is a division of USTC, the Senior Principal shall control all expenditures of AM subject to (i) the power of USTC's Board of Directors to exercise its rights under Section 5A of the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto, (ii) the Revenue Sharing Provision contained in Section 10 of the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto and (iii) approval by the Principals Committee if required pursuant to the terms of this Agreement.

         Section 2.4. DUTIES OF THE SENIOR PRINCIPAL. The Senior Principal shall represent and act on behalf of AM on all matters, except those matters specifically reserved to the Principals Committee under this Agreement and those matters that may be delegated by the Senior Principal or the Principals Committee hereunder. Without limiting the generality of the foregoing, whenever a consent or approval of the Principals shall be required under any Employment Agreement or this Agreement, the Senior Principal or, in the Senior Principal's absence, another Principal designated in writing by the Principals Committee, shall communicate any consent or approval authorized by the Principals.

         Section 2.5. ISSUES REQUIRING THE PRINCIPALS COMMITTEE'S APPROVAL. The Principals Committee, by a vote of a majority of the Principals, may require that certain decisions of the Senior Principal be subject to prior approval of the Principals Committee.

ARTICLE III - COMPENSATION OF THE PRINCIPALS

         Section 3.1. ANNUAL BASE SALARY. Subject to the Revenue Sharing Provision contained in Section

10 of the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto, while employed by USTC under the Employment Agreement, each of the Principals shall receive the annual base salary (the "Annual Base Salary") set forth in EXHIBIT C attached hereto.

         Section 3.2. INCENTIVE PAYMENTS. Subject to the Revenue Sharing Provision contained in Section 10 of the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto, from time to time, but not less than annually, the Senior Principal shall make recommendations to the Principals concerning the incentive compensation payments that shall be paid by AM to each of the Principals, including the Senior Principal. Unless a majority of the Principals agree to a different incentive compensation payment arrangement, the recommendations of the Senior Principal shall be implemented in the manner proposed by the Senior Principal.

         Section 3.3. THE ZEVIN AGREEMENT. The following provisions shall apply with respect to the compensation to be paid to Zevin hereunder:

         (a) USTC and Zevin are parties to an Independent Contractor Agreement for Consulting Services dated September 30, 1994 (the "Independent Contractor Agreement"). During the Original Term, any Renewal Term and the Phase II Term (as defined in Zevin's Employment Agreement) of Zevin's Employment Agreement, Zevin shall be compensated by UST and USTC solely in accordance with Sections
3.1 and 3.2 and Article V hereof. During such Terms, the provisions of the Independent Contractor Agreement shall not be in effect. In the event of a breach of Zevin's Employment Agreement or a breach of this Agreement by UST or USTC, however, the provisions of the Independent Contractor Agreement shall immediately be deemed to be in effect but shall not be effective retroactively. If such an event shall occur, Section 3.3(b) hereof shall not apply.

         (b) If Zevin resigns or is removed as a Principal at or after the expiration of the Phase II Term of Zevin's Employment Agreement, the terms and conditions of the Independent Contractor Agreement shall immediately be in effect, and he shall thereafter be entitled to payment of all amounts earned under the Independent Contractor Agreement, subject to the following limitations. The foregoing sentence notwithstanding, if Zevin received an initial payment of a Formula Payment (as defined in Zevin's Employment Agreement) during the term of his Employment Agreement, AM shall not be obligated to begin payments to Zevin under Section 4 of the Independent Contractor Agreement until the amount calculated under Section 4 of the Independent Contractor Agreement for the period after such initial payment is made, which amount would otherwise be paid to Zevin under the Independent Contractor Agreement, exceeds seventy-five percent (75%) of such initial payment (the "Base Amount"). The Base Amount shall be adjusted upward if Zevin receives additional amounts of the Formula Payment from the escrow established under Section 11(f) of the Employment Agreement. In such case, AM shall not be obligated to begin payments to Zevin under Section 4 of the Independent Contractor Agreement until the total amount which would otherwise be paid to Zevin under the Independent Contractor Agreement exceeds seventy-five percent (75%) of the new Base Amount. For purposes of determining amounts which would otherwise be paid to Zevin under this Section 3.3(b), only those accounts that have heretofore been designated as Zevin's accounts under the Independent Contractor Agreement and their "successor accounts" (as defined in the Independent Contractor Agreement) shall be used.

ARTICLE IV - COMPENSATION OF EMPLOYEES OF AM WHO ARE NOT PRINCIPALS

         Section 4.1. ANNUAL BASE SALARY. Subject to the Revenue Sharing Provision contained in

Section 10 of the form of Employment Agreement as attached hereto as EXHIBIT B and any amendment thereto, each employee of AM who is not a Principal (each a "Non-Principal") shall receive an annual base salary to be determined by the Senior Principal in his sole discretion.

         Section 4.2. INCENTIVE PAYMENTS. Subject to the Revenue Sharing Provision contained in Section 10 of the form of Employment Agreement as attached hereto as EXHIBIT B and any amendment thereto, from time to time, but not less than annually, the Senior Principal shall make recommendations to the Principals concerning incentive compensation payments to be paid by AM to the Non-Principals. Unless a majority of the Principals agree to a different incentive compensation payment arrangement, the recommendations of the Senior Principal shall be implemented in the manner proposed by the Senior Principal.

ARTICLE V - FORMULA PAYMENTS

         Section 5.1. FORMULA PAYMENTS. If a Triggering Event (as defined in the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto) shall occur, UST shall be required to pay to the Principals then still employed by UST a Formula Payment (as defined in the form of Employment Agreement attached hereto as EXHIBIT B and any amendment thereto).

Section 5.2.  ALLOCATION OF THE FORMULA PAYMENT.

         (a) Unless modified in accordance with Section 5.2(c), the Formula Payment shall be allocated among the Principals as follows:

         Colasacco        25%
         Zevin            20%
         Lincoln          15%
         Moody            10%
         Santini           5%

The balance of the Formula Payment shall be allocated in accordance with
Section 5.2(b).

         (b) The Senior Principal shall make a recommendation to the Principals Committee as to how any amounts not allocated under Section 5.2(a) should be allocated among the Non-Principals and the Principals. Unless a majority of the Principals agree to allocate such amounts in a different manner, the recommendation of the Senior Principal will be implemented in the manner proposed by the Senior Principal.

         (c) The Principals Committee, by a vote of a Super-Majority of the Principals, may at any time modify the allocation of the Formula Payment set forth in Section 5.2(a) hereof and Schedule III to the Employment Agreements.

ARTICLE VI - TERM

         This Agreement shall be effective until terminated by agreement of UST, USTC and a Super-Majority of the Principals.

ARTICLE VII - AMENDMENT OF THE EMPLOYMENT AGREEMENTS

         The Employment Agreements to be executed by each of the initial Principals concurrently with the execution of this Agreement and by persons subsequently becoming Principals hereunder may not be amended, nor may any change or modification thereof, or waiver of any provision thereof, be effected except by written instrument executed or otherwise authorized in writing by the affected Principal, a Super-Majority of the Principals, USTC and UST.

ARTICLE VIII - GENERAL PROVISIONS

         Section 8.1. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts which apply to contracts executed and performed solely in Massachusetts without giving effect to its principles of conflicts of law. UST, USTC and the Employee hereby consent to the jurisdiction of any state or federal court located within Suffolk County, Massachusetts, and assent that service of process may be made by registered mail to the parties' respective addresses as provided in Section 8.7 hereof and shall be effective in the same manner as notices are effective under such Section 8.7.

         Section 8.2.  WAIVERS: AMENDMENTS.

         (a) WAIVERS. The operation or effect of any provision of this Agreement may only be waived in accordance with this Section 8.2(a). UST, USTC and a Super-Majority of the Principals may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement.

         (b) AMENDMENTS. This Agreement may not be amended (except as provided in Sections 1.6, 1.8 or 5.2(c)), nor shall any parties be added hereto (except as provided in Section 1.6), nor any change or modification be effected except by written instrument executed by a Super-Majority of the Principals, USTC and UST.

         Section 8.3. ACTIONS IN WRITING: Telephone Meetings. Any actions to be taken by the Principals hereunder may be taken at a meeting, or may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by no less than the number of Principals that would be necessary to authorize or take such action at a meeting. Participation in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time shall constitute presence in person at any such meeting.

         Section 8.4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, UST, USTC, any person or firm which may succeed to the business of UST, USTC or AM, and each of the Principals and their respective heirs, legal representatives, successors, and permitted assigns.

        Section 8.5 ENTIRE AGREEMENT. This Agreement and the applicable Employment Agreements constitute the entire agreement among the parties concerning the subject matter hereof and supersede all prior agreements and understandings, written or oral, among them concerning such subject matter.

         Section 8.6. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this paragraph, any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

         Section 8.7. NOTICES. All notices, consents, approvals, requests, demands or other communications ("notices") which any of the parties to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed properly given if sent by certified or registered mail, postage prepaid, return receipt requested, telefax with confirmation received, or by express courier service, addressed as follows:

         (a)    to USTC at


         United States Trust Company
         40 Court Street
         Boston, Massachusetts 02108
         Fax: (617) 726-7320
         Attn: Neal Finnegan, Chairman, Executive Committee

         to UST at

         UST Corp.
         40 Court Street
         Boston, Massachusetts 02108
         Fax: (617) 726-7320
         Attn: Neal Finnegan, President and Chief Executive Officer

         with a copy to

         Eric R. Fischer, Executive Vice President and General Counsel
         Fax: (617) 726-7209

or to such other address as may be designated by UST or USTC by notice to all Principals pursuant to the terms of this Section; and

         (b) to the Principals at their respective addresses set forth in EXHIBIT A or to such other addresses as may be designated by each Principal by notice to UST and USTC.

         All notices shall be deemed effective upon receipt. Any notice given to a Principal at that Principal's last known address shall be considered effective upon delivery to such address.

         Section 8.8. CAPTIONS. All section titles or captions contained in this Agreement are for convenience of reference only and shall not be deemed part of this Agreement.

         Section 8.9. GENDER AND NUMBER. All nouns, pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         Section 8.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Unifying Agreement as of the day and year first above written.


                                        UNITED STATES TRUST COMPANY


                                        By: /s/ Neal F. Finnegan
                                            --------------------
                                        Its:


Joined in as to those matters where its name appears.


                                        UST CORP.


                                        By:/s/ Neal F. Finnegan
                                            --------------------
                                        Its:

                              UNIFYING AGREEMENT

                          PRINCIPAL'S SIGNATURE PAGE

         The undersigned hereby executes the Unifying Agreement among UST, USTC and the other Principals, hereby agrees to all of the provisions of such Unifying Agreement and hereby authorizes this signature page to be attached, together with signature pages of the other Principals, to a counterpart of such Unifying Agreement executed by UST and USTC.

Dated this 14th day of February, 1995.

                                        By: /s/ Domenic Colasacco
                                            ---------------------

                              UNIFYING AGREEMENT

                          PRINCIPAL'S SIGNATURE PAGE

         The undersigned hereby executes the Unifying Agreement among UST, USTC and the other Principals, hereby agrees to all of the provisions of such Unifying Agreement and hereby authorizes this signature page to be attached, together with signature pages of the other Principals, to a counterpart of such Unifying Agreement executed by UST and USTC.

Dated this 14th day of February, 1995.

                                        By: /s/ Robert A. Lincoln
                                            ---------------------

                               UNIFYING AGREEMENT

                           PRINCIPAL'S SIGNATURE PAGE

         The undersigned hereby executes the Unifying Agreement among UST, USTC and the other Principals, hereby agrees to all of the provisions of such Unifying Agreement and hereby authorizes this signature page to be attached, together with signature pages of the other Principals, to a counterpart of such Unifying Agreement executed by UST and USTC.

Dated this 14th day of February, 1995.

                                       By: /s/ Stephen K. Moody
                                           --------------------

                               UNIFYING AGREEMENT

                           PRINCIPAL'S SIGNATURE PAGE

         The undersigned hereby executes the Unifying Agreement among UST, USTC and the other Principals, hereby agrees to all of the provisions of such Unifying Agreement and hereby authorizes this signature page to be attached, together with signature pages of the other Principals, to a counterpart of such Unifying Agreement executed by UST and USTC.

Dated this 14th day of February, 1995.

                                           By: /s/ Robert B. Zevin
                                               -------------------

         EXHIBIT A
NAMES AND ADDRESSES OF PRINCIPALS

Domenic Colasacco
21 Eaton Road
Needham, MA 02192

Robert A. Lincoln
67 Conant Road
Lincoln, MA 01773

Stephen K. Moody
217 Lexington Avenue
Cambridge, MA 02138

Lucia B. Santini
1691 West Street
Wrentham, MA 02093

Robert B. Zevin
71 Stewart Street
West Newbury, MA 01985

EXHIBIT B


(Attach form of Employment Agreement)

[See Exhibit 10(y) to this Form 10-K]

EXHIBIT C

         Name    Annual Base Salary
         ----    ------------------
         Domenic Colasacco        $225,000

         Robert A. Lincoln        $155,000

         Stephen K. Moody         $130,000

         Lucia B. Santini         $100,000*

         Robert B. Zevin          $185,000

* Full time equivalent rate.